                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      Pericom Semiconductor Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                               [LOGO OF PERICOM]

                       PERICOM SEMICONDUCTOR CORPORATION
                               2380 BERING DRIVE
                              SAN JOSE, CA 95131

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 8, 1998

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Pericom Semiconductor Corporation (the "Company") will be held on December 8, 1998 at 3:00 p.m., California time, at the Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054, for the following purposes:

  1. To elect four directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

  2. To ratify and approve the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending June 30, 1999.

  3. To transact such other business as may properly come before the meeting.

  The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

  Shareholders of record at the close of business on October 20, 1998 are entitled to vote at the Annual Meeting.

                                          FOR THE BOARD OF DIRECTORS

                                          John Chi-Hung Hui, Ph.D.
                                          Vice President, Technology and
                                           Secretary

San Jose, California
October 29, 1998



                            YOUR VOTE IS IMPORTANT

 TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                       PERICOM SEMICONDUCTOR CORPORATION

                                PROXY STATEMENT

GENERAL

  The enclosed proxy is solicited by Pericom Semiconductor Corporation (the "Company") on behalf of its Board of Directors for use at the Annual Meeting of Shareholders to be held on December 8, 1998 at 3:00 p.m., California time (the "Annual Meeting"), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054.

  This Proxy Statement, the form of proxy, and the Company's 1998 Annual Report are first being mailed to shareholders on or about October 29, 1998.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (to the attention of John Chi-Hung Hui, Ph.D., Vice President, Technology and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

RECORD DATE, SHARE OWNERSHIP AND QUORUM

  Shareholders of record at the close of business on October 20, 1998 are entitled to vote at the Annual Meeting. At the record date, 9,331,699 shares of the Company's Common Stock, no par value (the "Common Stock") were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

VOTING AND SOLICITATION

  Each share outstanding on the record date is entitled to one vote. Under the cumulative voting provisions in the Company's Bylaws, each shareholder may cast for a single nominee for director, or distribute among up to six nominees, a number of votes equal to six multiplied by the number of shares held by such shareholder. However, cumulative voting will not be available unless, at the meeting, at least one shareholder has given notice of his intention to cumulate votes prior to the voting, and will apply only to those candidates whose names have been placed in nomination prior to the voting.

  The costs of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.

  An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. In determining whether a proposal has been approved or a nominee has been elected as a director, abstentions are counted as votes against a proposal or nominee and broker non-votes are not counted as votes for or against a proposal or nominee.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") a shareholder proposal must be received by the Company no later than July 1, 1999 to be considered timely for inclusion in the proxy statement for the 1999 Annual Meeting.

  If a shareholder intends to present a proposal at the 1999 Annual Meeting which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act, and does not notify the Company of such proposal on or before September 14, 1999, then management proxies will be permitted to use their discretionary voting authority to vote on the proposal if the proposal is raised at the 1999 Annual Meeting of Shareholders.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  As set by the Board of Directors (the "Board" or "Board of Directors") pursuant to the Bylaws of the Company, the authorized number of directors is currently set at four. Four directors will be elected at the Annual Meeting. The four nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the four nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                                                             DIRECTOR
    NAME OF NOMINEE      AGE              PRINCIPAL OCCUPATION                SINCE
    ---------------      ---              --------------------               --------
Alex Chi-Ming Hui....... 42  Chief Executive Officer, President and Director   1990
Chi-Hung (John) Hui,
 Ph.D. ................. 43  Vice President, Technology and Director           1990
Tay Thiam Song.......... 43  Director                                          1992
Jeffrey Young........... 49  Director                                          1995

  The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

  Mr. Alex Chi-Ming Hui has been President, Chief Executive Officer and a member of the Board of Directors of the Company since its inception in June 1990. From August 1982 to May 1990, Mr. Hui was employed by LSI Logic, most recently as its Director of Advanced Development. From August 1980 to July 1982, Mr. Hui was a member of the technical staff of Hewlett-Packard Company. Mr. Hui holds a B.S.E.E. from the Massachusetts Institute of Technology and an M.S.E.E. from the University of California at Los Angeles.

  Dr. Chi-Hung (John) Hui has been Vice President, Technology and a member of the Board of Directors of the Company since its inception in June 1990. From August 1987 to June 1990, Dr. Hui was employed by Integrated Device Technology, most recently as Manager of its Research and Development Department. From August 1984 to August 1987, Dr. Hui was a member of the technical staff of Hewlett-Packard Company. Dr. Hui holds a B.S.E.E. from Cornell University and an M.S.E.E. and a Ph.D. in Electrical Engineering from the University of California at Berkeley.

  Mr. Tay Thiam Song has been a member of the Board of Directors since June 1992. Mr. Tay resides in Singapore, and, since 1985, has been serving as the Executive Director of various companies in Singapore and Malaysia, including Daiman Group (a Malaysian public company) and Chye Seng Tannery (Pte) Ltd. Mr. Tay holds a B.A. from the North East London Polytechnic University.

  Mr. Jeffrey Young has been a member of the Board of Directors since August 1995. Since 1988, Mr. Young has been a resident of Singapore and has served as the Executive Director of Daiman Roof Tiles Sdn. Bhd., a subsidiary of the Daiman Group, and Great Wall Brick Work Sdn. Bhd., and as a Director of Daiman Singapore (Pte) Ltd., Teletel System (Pte) Ltd. and Daiman Investments (Australia) Pty. Ltd. Mr. Young holds a B.S. from the Electronic College of Canton, People's Republic of China.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held four meetings during 1998. During the last fiscal year, each incumbent director attended every meeting of the Board of Directors and its committees on which he served that were held during the period in which he was a director. The Board of Directors has an Audit Committee and a Compensation Committee.

  During 1998, Dr. Hui and Messrs. Tay and Young served on the Audit Committee. The Audit Committee held one meeting during 1998. The Audit Committee's duties are to review the results and scope of the annual audit and other services provided by the Company's independent auditors, review and evaluate the Company's internal control functions and monitor transactions between the Company and its employees, officers and directors.

  During 1998, Messrs. Tay and Young served on the Compensation Committee. The Compensation Committee held one meeting during 1998. The Compensation Committee administers the Company's 1995 Stock Option Plan and 1997 Employee Stock Purchase Plan and reviews and approves the compensation and benefits for the Company's executive officers.

  The Company's directors receive no fees for their services as members of the Board of Directors or committee members. Each non-employee director was granted (i) on September 18, 1996 an option to purchase 7,500 shares of Common Stock at an exercise price of $3.80 per share which was vested immediately upon grant and (ii) on June 30, 1997 an option to purchase 7,500 shares of Common Stock at an exercise price of $4.40 per share, 3,750 of which vested immediately upon grant and 3,750 of which vest over a one-year period, beginning on the date of grant. Pursuant to the 1995 Stock Option Plan, all non-employee directors of the Company receive automatic stock option grants upon joining the Board of Directors and annually thereafter. The exercise price of such stock options is equivalent to the fair market value of the underlying Common Stock on the date of grant.

  Mr. Hui and Dr. Hui are brothers, and Mr. Tay and Mr. Young are brothers-in-law.

                                PROPOSAL NO. 2

       RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the 1999 fiscal year and recommends that the shareholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Deloitte & Touche LLP as the independent auditors for fiscal year 1999. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Deloitte & Touche LLP has audited the Company's financial statements since the year ended June 30, 1992.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE &
    TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1999.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose aggregate salary, bonus and other compensation exceeded $100,000 during fiscal 1998 (collectively, the "Named Executive Officers").

                                                                   LONG-TERM
                                                      ANNUAL      COMPENSATION
                                                   COMPENSATION      AWARDS
                                                 ---------------- ------------
                                                                     SHARES
                                                                   UNDERLYING
        NAME AND PRINCIPAL POSITION         YEAR  SALARY   BONUS    OPTIONS
        ---------------------------         ---- -------- ------- ------------
Alex Chi-Ming Hui.......................... 1998 $168,076 $50,000   150,000
 Chief Executive Officer, President and Di-
  rector                                    1997  152,849  23,000       --
Chi-Hung (John) Hui........................ 1998  150,691  40,500    75,000
 Vice President, Technology and Director    1997  137,039  18,000       --
Patrick B. Brennan......................... 1998  127,507  26,000    30,000
 Vice President, Finance and Administration 1997  118,070   9,000    20,000
Daniel W. Wark............................. 1998  115,000  22,000    20,000
 Vice President, Operations                 1997  106,693   9,000    25,000
Glen R. Wiley.............................. 1998  125,000  50,592       --
 Vice President, Sales                      1997   20,192     --     75,000

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information concerning stock option grants to each of the Named Executive Officers during fiscal 1998.

                                                                         POTENTIAL REALIZABLE VALUE
                                                                              AT ASSUMED ANNUAL
                         NUMBER OF                                          RATES OF STOCK PRICE
                           SHARES   PERCENT OF TOTAL EXERCISE              APPRECIATION FOR OPTION
                         UNDERLYING OPTIONS GRANTED   PRICE                       TERM (4)
                          OPTIONS   TO EMPLOYEES IN    PER    EXPIRATION ---------------------------
          NAME            GRANTED    FISCAL 1998(1)  SHARE(2)  DATE (3)       5%            10%
          ----           ---------- ---------------- -------- ---------- ------------- -------------
Alex Chi-Ming Hui.......  100,000        11.98%       $4.400    7/23/07  $     211,558 $     597,497
                           50,000         5.99         6.375   12/22/07        200,460       508,005
Chi-Hung (John) Hui.....   75,000         8.99         4.400    7/23/07        158,668       448,123
Patrick B. Brennan......   25,000         3.00         6.375   12/22/07        100,230       254,003
                            5,000         0.60         9.000     5/1/08         28,300        71,718
Daniel W. Wark..........    7,500         0.90         4.000    7/23/07         18,867        47,812
                           12,500         1.50         8.750    4/29/08         68,785       174,316
Glen R. Wiley...........      --           --            --         --             --            --

--------
(1) In fiscal 1998, the Company granted options to employees to purchase an aggregate of 835,539 shares.
(2) Each of these options was granted pursuant to the Company's 1995 Stock Option Plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of the grant. All such options vest over a four-year period, subject to continued employment with the Company.
(3) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information as of June 30, 1998 concerning exercisable and unexercisable stock options held by each of the Named Executive Officers.

                                                    NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                            NUMBER OF             OPTIONS AT JUNE 30, 1998      JUNE 30, 1998(1)
                         SHARES ACQUIRED  VALUE   ------------------------- -------------------------
          NAME             ON EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- -------- ----------- ------------- ----------- -------------
Alex Chi-Ming Hui.......        --       $    --    179,167      120,833     $963,490     $227,760
Chi-Hung (John) Hui.....        --            --    117,188       57,812      644,689      150,311
Patrick B. Brennan......     50,000       260,313    14,105       41,895       53,360       80,625
Daniel W. Wark..........        --            --     15,312       29,688       65,990       71,510
Glen R. Wiley...........        --            --     21,875       53,125      100,625      244,375

--------
(1) The value of "in-the-money" stock options represents the difference between the exercise price of such stock options and the fair market value of $7.00 per share of Common Stock as of June 30, 1998 multiplied by the total number of shares subject to such options on June 30, 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors appointed by the Board of Directors. The Committee is responsible, on behalf of the Board, for reviewing and approving compensation programs, policies, and plans designed to motivate personnel to achieve Company objectives. One of the key responsibilities of the Committee is to set the compensation annually of the Chief Executive Officer (the "CEO"), upon his evaluation by the Board of Directors. Other responsibilities include: review and approve recommendations from the CEO for the compensation of officers, other senior managers, and key employees; review and approve recommendations regarding stock option grants for specific employees as provided under existing Company plans; review and approve the concept and design of management incentive plans and programs for Company officers, other senior managers, and key employees. An additional responsibility of the Committee is to review and approve recommendations regarding changes in compensation of outside directors.

  Compensation Philosophy. The Company believes that the management team it has assembled is well suited to increasing shareholder value and contributing to the long-term success of the Company, and the Committee intends to pursue a compensation philosophy consistent with achieving those goals. In structuring the Company's compensation programs, the Committee's goals are to align compensation with the Company's business objectives and performance and to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. Consistent with these goals, the Company's compensation programs include a mix of salary, bonus and stock options. In particular, stock options are used to link executive incentives and the creation of shareholder value.

  Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Consistent with the Company's current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies.

  Bonus. The Company's bonus plan provides for bonuses to be awarded to key employees based on specific goals, including, but not limited to, operating profit, achieved by the Company and the level of contribution to achievement of the goals by the key employees. The bonus plan is designed such that bonuses when combined with salaries create total compensation which is comparable to the average compensation of companies against which the Company competes in hiring and retaining key employees. Bonus awards depend on the extent to which Company and individual performance objectives are achieved. The Company's performance objectives include operating, strategic and financial goals considered critical to the Company's short and long term goals.

  Options. The purpose of the Company's stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company's shareholders. Options are generally granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management. Eligible employees are generally granted options upon commencement of employment and are considered for additional options periodically thereafter. In recommending stock options the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

  Section 162(m) of the Code imposes a limitation on the deductibility for federal income tax purposes of compensation over $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million is not subject to the limitation if it is "performance-based compensation" within the meaning of the Code. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any fiscal Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

  CEO Compensation. The Committee uses the same procedures described above in setting the annual salary, bonus, and making recommendations regarding stock option awards for the CEO. The CEO's salary is determined based on comparisons with competitive companies as described above. The Committee believes that the CEO's salary and bonus plan is comparable to the salaries offered to CEO's of competitive companies. In recommending stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted.

  Conclusion. As a significant portion of the Company's compensation program is linked to Company performance, the Committee believes that compensation is closely tied to increases in long-term shareholder value.

PERFORMANCE GRAPH

  The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since October 31, 1997 with (ii) cumulative total shareholder return on (a) the Standard and Poor 500 Index and (b) the Hambrecht & Quist Semiconductor Index. The comparison assumes an investment of $100 on October 31, 1997 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

               COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN*
        AMONG PERICOM SEMICONDUCTOR CORPORATION, THE S & P 500 INDEX
                AND THE HAMBRECHT & QUIST SEMICONDUCTOR INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                                            CUMULATIVE TOTAL RETURN
                         --------------------------------------------------------------
                         10/97  11/97  12/97   1/98   2/98   3/98   4/98   5/98   6/98
                         ------ ------ ------ ------ ------ ------ ------ ------ ------
Pericom Semiconductor
 Corporation............ 100.00  87.50  81.25  81.94 105.56  85.42 101.39  88.89  77.78
S&P 500................. 100.00 104.63 106.43 107.60 115.36 121.27 122.49 120.38 125.27
Hambrecht & Quist
 Semiconductor.......... 100.00  96.47  85.03  94.98 104.34  97.49 106.05  87.15  83.76

* $100 INVESTED ON 10/31/97 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 27.

Graph produced by Research Data Group

                             CERTAIN TRANSACTIONS

  In April 1994, the Company, Alex Chi-Ming Hui, Chief Executive Officer, President and a director of the Company, and Chi-Hung (John) Hui, Vice President, Technology and a director of the Company, and Dato' Kia Hong Tay and members of his immediate family, most of whom are principal shareholders of the Company, formed Pericom Technology, Inc., a British Virgin Islands corporation ("PTI") with principal offices in Shanghai, People's Republic of China. 18.4% of the outstanding voting stock of PTI is held by the Company and substantially all of the remaining 81.6% of the outstanding PTI voting stock is held by the foregoing directors, officers and principal shareholders of the Company. Each of the directors of the Company is a director of PTI, and Alex Chi-Ming Hui is the President and Chief Executive Officer of PTI. Pericom and PTI are parties to an agreement, dated as of March 17, 1995, which provides for cost reimbursement between the Company and PTI for any facility sharing or personnel time and certain procedures for funding research and development and joint development projects. During the fiscal years ended June 30, 1996, 1997 and 1998, the Company sold $24,000, $39,000 and $61,000 respectively, in services to PTI. During the fiscal year ended June 30, 1998 the Company purchased $61,000 in services from PTI. As of June 30, 1998, $846,000 was owed to the Company by PTI for certain advances made to PTI and administrative expenses incurred by the Company on behalf of PTI. See Note 4 of Notes to Financial Statements contained in the Company's 1998 Annual Report to Shareholders.

  In September 1995, the Company and PTI entered into an international distributor agreement, pursuant to which PTI was appointed a non-exclusive distributor for certain Pericom products in People's Republic of China.

  The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal shareholders and their affiliates, including transactions with PTI, will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 30, 1998 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group.

                                                               SHARES
                                                            BENEFICIALLY
                 NAME OF BENEFICIAL OWNER                     OWNED(1)   PERCENT
                 ------------------------                   ------------ -------
Dato' Kia Hong Tay (2).....................................  1,120,000    12.00%
 48 Andrew Road
 Singapore 299964

Tay Thiam Song (3).........................................    972,500    10.42%
 16 Linden Drive
 Singapore 288691

Tay Tian Liang (4).........................................    957,500    10.26%
 48 Andrew Road
 Singapore 299964

Tay Thiang Phong (5).......................................    957,500    10.26%
 No. 1, Chuan Walk
 Singapore 558407

Alex Chi-Ming Hui (6)......................................    946,569    10.14%

Tay Thiam Yew (7)..........................................    927,500     9.94%
 No. 3, Chuan Walk
 Singapore 558409

Jeffrey Young (8)..........................................    803,750     8.61%
 67 Saraca Road
 Singapore 807402

Tay Lee Kiang (9)..........................................    803,750     8.61%
 67 Saraca Road
 Singapore 807402

Chi-Hung (John) Hui (10)...................................    718,430     7.70%

Chye Seng Tannery (Pte) Ltd. (11)..........................    552,500     5.92%
 741/743 Geylang Road
 Singapore 389651

Wellington Management Company, LLP.........................    549,000     5.88%
 75 State Street
 Boston, Massachusetts 02109

Patrick B. Brennan (12)....................................     72,937      *

                                                             SHARES
                                                          BENEFICIALLY
                NAME OF BENEFICIAL OWNER                    OWNED(1)   PERCENT
                ------------------------                  ------------ -------
Glen R. Wiley (13).......................................     29,688      *
Daniel W. Wark (14)......................................     21,003      *
Mark Downing (15)........................................     12,500      *
All executive officers and directors as a group (9
 persons) (16)...........................................  3,024,877    32.42%

--------
  *  Less than 1% of the outstanding Common Stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 30, 1998 are deemed outstanding. Percentage of beneficial ownership is based upon 9,331,699 shares of Common Stock outstanding as of September 30, 1998. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: 2380 Bering Drive, San Jose, California 95131

 (2) Dato' Kia Hong Tay is the father of Tay Thiam Song, a director of the Company, Tay Tian Liang, Tay Thiang Phong, Tay Thiem Yew, and Tay Lee Kiang and the father-in-law of Jeffrey Young, a director of the Company. Includes 552,500 shares owned by Chye Seng Tannery (Pte) Ltd., which company is controlled by Dato' Kia Hong Tay, who may therefore be deemed to beneficially own such shares. Dato' Kia Hong Tay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. See footnote 11.

 (3) Tay Thiam Song is a brother-in-law of Mr. Young. Includes 15,000 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1998. Also includes 552,500 shares owned by Chye Seng Tannery (Pte) Ltd. Mr. Tay, as Executive Director of Chye Seng Tannery
     (Pte) Ltd., may be deemed to beneficially own such shares, but Mr. Tay disclaims beneficial ownership of all such shares. See footnote 11.

 (4) Tay Tian Liang is a son of Dato' Kia Hong Tay and, accordingly, is related to other principal shareholders. See footnote 2. Includes 552,5,00 shares owned by Chye Seng Tannery (Pte) Ltd. Tay Tian Lian, as a Director of such entity, may be deemed to beneficially own such shares, but Tay Tian Liang disclaims beneficial ownership of all such shares. See footnote 11.

 (5) Tay Thiang Phong is a son of Dato' Kia Hong Tay and accordingly related to other principal shareholders. See footnote 2. Also includes 552,500 shares owned by Chye Seng Tannery (Pte) Ltd. Tay Thiang Phong, as a Director of such entity, may be deemed to beneficially own such shares, but Tay Thiang Phong disclaims beneficial ownership of all such shares. See footnote 11.

 (6) Includes 198,124 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1998.

 (7) Tay Thiam Yew is a son of Dato' Kia Hong Tay and, accordingly, is related to other principal. See footnote 2. Includes 552,500 shares owned by Chye Seng Tannery (Pte) Ltd. Tay Thiam Yew, as a Director of such entity, may be deemed to beneficially own such shares, but Tay Thiam Yew disclaims beneficial ownership of all such shares. See footnote 11.

 (8) Mr. Young is the husband of Tay Lee Kiang. Includes (i) 15,000 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1998, (ii) 552,500 shares owned by Chye Seng Tannery (Pte) Ltd., and (iii) 33,750 shares owned by Tay Lee Kiang. Mr. Young, as General Manager of Chye Seng Tannery (Pte) Ltd., may be deemed to beneficially own the shares held by such entity, as well as the shares held by Tay Lee Kiang, but Mr. Young disclaims beneficial ownership of all such shares. See footnotes 9 and 11.

 (9) Tay Lee Kiang is a daughter of Dato' Kia Hong Tay and, accordingly, is related to other principal shareholders. See footnote 2. Includes 770,000 shares beneficially owned by her husband, Mr. Young, as to which she disclaims beneficial ownership. See footnote 8.

(10) Includes 127,500 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1998.

(11) Chye Seng Tannery (Pte) Ltd. is controlled by Dato' Kia Hong Tay, the former Chairman of the Board of Directors of the Company and a principal shareholder of the Company, and certain members of his immediate family, each of whom is also a principal shareholder of the Company. See footnotes 2, 3, 4, 5, 7, 8 and 9.

(12) Includes 19,937 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1998.

(13) Consists of 29,688 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1998.

(14) Includes of 20,938 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1998.

(15) Consists of 12,500 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1998.

(16) Includes (i) 438,687 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1998, (ii) 552,500 shares owned by Chye Seng Tannery (Pte) Ltd. (see footnote 11), and (iii) 33,750 shares owned by Tay Lee Kiang (see footnote 9).

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors and executive officers to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and officer. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and executive officers during the last fiscal year were filed on time, except that Form 3's for Mark Downing and Tat Choi were inadvertently filed late.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: October 29, 1998

                                                                  SKU 1449-PS-98

                                  DETACH HERE

                                    PROXY

                       PERICOM SEMICONDUCTOR CORPORATION

                 2380 BERING DRIVE, SAN JOSE, CALIFORNIA 95131

               ANNUAL MEETING OF SHAREHOLDERS - DECEMBER 8, 1998
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Alex Chi-Ming Hui and John Chi-Hung Hui, Ph.D. as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1998 Annual Meeting of Shareholders of Pericom Semiconductor Corporation to be held at the Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054 at 3:00 p.m., California time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

SEE REVERSE                                                         SEE REVERSE
    SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE

                       PERICOM SEMICONDUCTOR CORPORATION

Dear Shareholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on December 8, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Pericom Semiconductor Corporation


                                  DETACH HERE

    Please mark
[X] votes as in
    this example

   1. To elect four directors of the Company to serve for the ensuing    2. To ratify and approve the      FOR    AGAINST   ABSTAIN
      year and until their successors are elected and qualified.            appointment of Deloitte &      [_]      [_]       [_]
                                                                            Touche LLP as the independent
      NOMINEES: Alex Chi-Ming Hui, Chi-Hung (John) Hui, Ph.D.,              auditors for the Company for
                Tay Thiam Song, Jeffrey Young                               the fiscal year ending
                                                                            June 30, 1998
          FOR                           WITHHELD
          ALL   [_]                [_]  FROM ALL                         3. To transact such other business as may properly come
        NOMINEES                        NOMINEES                            before the meeting.

[_]________________________________________________                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [_]
   For all nominees except as noted above
                                                                         PLEASE VOTE, DATE AND SIGN. RETURN PROMPTLY IN THE
                                                                         ENCLOSED ENVELOPE.

                                                                         Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally.
                                                                         Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or
                                                                         her title.

Signature: __________________________________ Date:_______________ Signature: __________________________________ Date:______________
_________